EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                               May 12, 2003
---------------------

                     VALSPAR REPORTS SECOND QUARTER RESULTS

MINNEAPOLIS, MINNESOTA - The Valspar Corporation (NYSE-VAL), a leading coatings manufacturer, today reported net income for the second quarter ended April 25, 2003 of $32,157,000, versus net income of $34,534,000 for the comparable period last year. Diluted earnings were $0.62 per share, down from $0.67 reported a year ago. Sales for the quarter increased 1.4% to $561,770,000, compared to $554,002,000 last year.

Net income for the first six months of 2003 was $47,776,000 or $0.92 per diluted share, compared with $47,142,000 or $0.92 per diluted share for the same period a year ago. Sales for the first half increased 4.6% to $1,030,741,000, compared to $985,042,000 during the comparable period a year ago.

Commenting on second quarter results and the outlook for the second half of the year, Richard M. Rompala, Chairman and Chief Executive Officer, said, "Our financial results for the second quarter were in line with our revised expectations. Our industrial coatings product line continues to experience uneven sales trends, corresponding to the industrial economy's current softness, but we expect results to gradually improve through the balance of the year. Architectural and packaging coatings sales have continued to provide good growth and a positive influence on overall corporate results. We are beginning to realize the benefits of our expense control initiatives and we are focused on improving margins with actions to offset raw material cost increases. Assuming a stable economy, we expect third quarter earnings to be up modestly from last year's earnings of 74(cent) per share and full year earnings to be in the range of $2.40 to $2.50 per share versus last year's results of $2.34 per share."

FOR FURTHER INFORMATION CONTACT, Deborah D. Weiss, Vice President and Treasurer
- The Valspar Corporation - 612/375-7302

NOTE: Valspar will host a conference call on Monday, May 12th at 10:00 AM CDT. The call can be heard live over the Internet at Valspar's website at http://www.valspar.com under Investor Relations or at www.shareholder.com/val. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call can also be accessed by dialing 800-475-6701 in the U.S. and 1-320-365-3844 outside the U.S., beginning at 1:30 PM and using access code 683798.

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This press release contains certain "forward-looking" statements. These forward-looking statements are based on management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future significant acquisitions, including risks of adverse changes in the results of acquired businesses, risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; changes in the Company's relationships with customers and suppliers; unusual weather conditions that might adversely affect sales; changes in raw materials pricing and availability; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

                             THE VALSPAR CORPORATION
                        COMPARATIVE CONSOLIDATED EARNINGS
            For the Quarters Ended April 25, 2003 and April 26, 2002

                                                                   Second Quarter                           Year-To-Date
(Dollars in thousands, except per share amounts)          (Unaudited)         (Unaudited)          (Unaudited)         (Unaudited)
====================================================================================================================================
                                                             2003                2002                 2003                2002
====================================================================================================================================
Net Sales                                                $    561,770        $    554,002         $  1,030,741        $    985,042
Cost of Sales                                                 383,854             368,805              709,176             668,145
Operating Expenses                                            114,266             117,280              220,767             215,440
Restructuring Charge                                                0                   0                    0                   0
------------------------------------------------------------------------------------------------------------------------------------
Income From Operations                                         63,650              67,917              100,798             101,457
Interest Expense                                               11,508              11,053               23,325              23,277
Other Expense/(Income), Net                                       275                (218)                 416                 258
------------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                     51,867              57,082               77,057              77,922
Income Taxes                                                   19,710              22,548               29,281              30,780
------------------------------------------------------------------------------------------------------------------------------------
Net Income                                               $     32,157        $     34,534         $     47,776        $     47,142
====================================================================================================================================
Net Income per Common Share-basic                        $       0.64        $       0.69         $       0.95        $       0.95
Net Income per Common Share-diluted                      $       0.62        $       0.67         $       0.92        $       0.92
====================================================================================================================================
Average Number of Shares O/S-basic                         50,386,741          49,862,123           50,297,951          49,705,086
Average Number of Shares O/S-diluted                       51,618,420          51,594,252           51,730,317          51,206,402
====================================================================================================================================

                                          THE VALSPAR CORPORATION
                                        CONSOLIDATED BALANCE SHEETS

                                                           April 25,          October 25,           April 26,
(Dollars in thousands)                                       2003                2002                 2002
==============================================================================================================
                                                          (Unaudited)                              (Unaudited)
Assets
  Current Assets:
  Cash and Cash Equivalents                              $     20,417        $     22,715         $     37,559
  Accounts Receivable, Net                                    400,141             368,134              374,545
  Inventories                                                 216,037             200,645              204,268
  Other                                                        99,379             110,294              106,250
--------------------------------------------------------------------------------------------------------------
  Total Current Assets                                        735,974             701,788              722,622
  Goodwill, Net                                               950,991             938,759              934,000
  Other Assets, Net                                           381,292             376,530              359,921
  Property, Plant & Equipment, Net                            405,259             402,475              384,968
--------------------------------------------------------------------------------------------------------------
Total Assets                                             $  2,473,516        $  2,419,552         $  2,401,511
==============================================================================================================

Liabilities and Stockholders' Equity
  Current Liabilities:
  Notes Payable to Banks                                 $     49,095        $     40,579         $     95,527
  Trade Accounts Payable                                      190,160             197,047              191,031
  Income Taxes                                                 43,840              20,998               47,716
  Accrued Liabilities                                         220,562             245,271              208,662
--------------------------------------------------------------------------------------------------------------
  Total Current Liabilities                                   503,657             503,895              542,936
  Long Term Debt                                              873,043             885,819              940,162
  Deferred Liabilities                                        301,409             292,585              225,564
  Stockholders' Equity                                        795,407             737,253              692,849
--------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity               $  2,473,516        $  2,419,552         $  2,401,511
==============================================================================================================